Exhibit 99.1

VONTIER ANNOUNCES PRICING OF SECONDARY EQUITY OFFERING OF REMAINING SHARES OF COMMON STOCK HELD BY FORTIVE

RALEIGH, N.C., January 13, 2021 – Vontier Corporation (“Vontier”) (NYSE: VNT) today announced the pricing of its previously announced underwritten offering of 33,507,410 shares of its common stock, representing all of the shares of Vontier common stock currently owned by Fortive Corporation (“Fortive”), Vontier’s former parent company, at a price to the public of $33.50 per share. Fortive has agreed to exchange all of the shares of Vontier common stock to be sold in the offering for indebtedness of Fortive owned by Goldman Sachs & Co. LLC. Vontier is not selling any shares and will not receive any proceeds from the sale of the shares in the offering or the debt-for-equity exchange (as described below). The offering is expected to close on January 19, 2021, subject to customary closing conditions.

Fortive has exchanged the shares of Vontier common stock to be sold in the offering for indebtedness of Fortive owned by Goldman Sachs & Co. LLC. Following the completion of the offering, Fortive will no longer own any shares of common stock of Vontier.

Goldman Sachs & Co. LLC, Citigroup, and Evercore Group LLC are acting as joint lead book-runners for the offering and as representatives of the underwriters. BofA Securities, J.P. Morgan Securities LLC, Morgan Stanley, Credit Suisse Securities (USA) LLC, UBS Securities LLC, and Baird are also acting as joint book-runners.

A registration statement on Form S-1 relating to these securities has been filed with and declared effective by the U.S. Securities and Exchange Commission. This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

The offering is being made only by means of a prospectus supplement and an accompanying prospectus. A copy of the prospectus supplement and accompanying prospectus related to the offering may be obtained from: Goldman Sachs & Co. LLC, Attention: Prospectus Department, 200 West Street, New York, NY 10282, or by calling toll-free at (866) 471-2526, or by facsimile at (212) 902-9316 or via email at prospectus-ny@ny.email.gs.com; or Citigroup Global Markets Inc., c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, Telephone 800-831-9146; or Evercore Group LLC, Attn: Equity Capital Markets, 55 East 52nd Street, 36th Floor, New York, NY 10055, by phone at (888) 474-0200, or by email at ecm.prospectus@evercore.com. You may also obtain a copy of the prospectus supplement and accompanying prospectus, without charge, by visiting the SEC’s website at https://www.sec.gov/.

ABOUT VONTIER

Vontier is a global industrial technology company focused on transportation and mobility solutions. The company’s portfolio of trusted brands includes market-leading expertise in mobility technologies, retail and commercial fueling, fleet management, telematics, vehicle diagnostics and repair, and smart cities end-markets. Vontier’s innovative products, services, and software advance efficiency, safety, security, and environmental compliance worldwide.

Guided by the proven Vontier Business System and an unwavering commitment to continuous improvement and customer success, Vontier keeps traffic flowing through more than 90,000 intersections, serves more than 260,000 customer fueling sites, monitors more than 480,000 commercial vehicles, and equips over 600,000 auto technicians worldwide. Vontier’s history of innovation, margin profile, and cash flow characteristics are expected to support continued investment across a spectrum of compelling organic and capital deployment growth opportunities. Vontier is mobilizing the future to create a better world.

FORWARD-LOOKING STATEMENTS

This news release and other oral or written statements that we make from time to time, may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, regarding business strategies, market potential, future financial performance and other matters. Forward-looking statements can be identified by the use of forward-looking terms such as “believe,” “expect,” “estimate,” “could,” “intend,” “may,” “plan,” “seek,” “anticipate,” “project” or other comparable terms. These forward-looking statements are subject to known and unknown risks and uncertainties, many of which may be beyond our control. Such risks and uncertainties include, but are not limited to: weather conditions and seasonality; weakening general economic conditions; lawsuits, enforcement actions and other claims by third parties or governmental authorities; the effects of our substantial indebtedness; the success of our business strategies; and failure to achieve some or all of the expected benefits of our separation from Fortive. We caution you that forward-looking statements are not guarantees of future performance or outcomes and that actual performance and outcomes, including, without limitation, our actual results of operations, financial condition and liquidity, and the development of new markets or market segments in which we operate, may differ materially from those made in or suggested by the forward-looking statements contained in this news release. For a discussion of other important factors that could cause Vontier’s results to differ materially from those expressed in, or implied by, the forward-looking statements included in this document, you should refer to the risks and uncertainties detailed in Vontier’s periodic reports filed with the SEC as well as the disclosure contained under the heading “Risk Factors” in our registration statement on Form S-1 filed with the SEC. Except as required by law, Vontier does not undertake any obligation to update or revise these forward-looking statements to reflect new information or events or circumstances that occur after the date of this news release or to reflect the occurrence of unanticipated events or otherwise.

CONTACT

Lisa Curran

Vice President, Investor Relations

Vontier Corporation

5420 Wade Park Boulevard, Suite 206

Raleigh, NC, 27607

Telephone: (984) 275-6000